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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(b) AND 18 U.S.C. SECTION 1350

        In connection with the Report of Pacific Vegas Global Strategies, Inc. (the "Company") on Form 10-QSB/A for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Raymond Chou, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that, to the best of my knowledge and belief:

          (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

        IN WITNESS WHEREOF, the undersigned has executed this certification on February 16, 2004.

/s/ RAYMOND CHOU Raymond Chou President & Chief Executive Officer

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CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(b) AND 18 U.S.C. SECTION 1350